                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 7.1

                                   LUSCAR LTD.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                          1999              2000             2001            2002            2003
                                                         ===========================================================================
Fixed Charges
      Interest
        Expensed                                         101,377           63,642           89,148           86,028           64,857
        Capitalized                                        5,598               --               --               --               --
      Amortized premiums, discounts and
        capitalized expenses related to
        indebtedness                                       2,381            2,404            7,654            1,815            1,815
      Estimate of interest within rental expense             150              145              145              145              145
      Preference security dividends                           --               --               --               --
                                                         ---------------------------------------------------------------------------
                                                         109,506           66,191           96,947           87,988           66,817
                                                         ===========================================================================

Earnings
      Add:
        Pretax income before minority interests         (252,283)        (105,405)         (69,648)        (101,504)          21,361
        Fixed charges                                    109,506           66,191           96,947           87,988           66,817
        Amortization of capitalized interest                 367              367              367              367              367
        Pre-tax losses of equity investees                    --               --               --               --
                                                         ---------------------------------------------------------------------------
                                                        (142,410)         (38,847)          27,666          (13,149)          88,545
                                                         ---------------------------------------------------------------------------
      Subtract:
        Interest capitalized                               5,598               --               --               --               --
        Preference security dividends                         --               --               --               --               --
        Minority interest in pre-tax income that
          have not incurred fixed charges                     --               --               --               --               --
                                                         ---------------------------------------------------------------------------
                                                           5,598               --               --               --               --
                                                         ---------------------------------------------------------------------------
                                                        (148,008)         (38,847)          27,666          (13,149)          88,545
                                                         ===========================================================================

Ratio of Earnings to Fixed Charges                         (1.35)           (0.59)            0.29            (0.15)            1.33
                                                         ===========================================================================

Minimum ratio required                                      1.00             1.00             1.00             1.00             1.00
                                                         ===========================================================================

Deficiency                                               257,514          105,038           69,281          101,137               --
                                                         ===========================================================================